UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

Reg.ss.240.14c-101

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. 1)

Check the appropriate box:
[X]  Preliminary Information Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[_]  Definitive Information Statement

                              NEWMARKET CHINA, INC.
                              ---------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
                                 --------------
 (Name of Person(s) Filing Information Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[_] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:


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                              NEWMARKET CHINA, INC.
                         14860 Montfort Drive, Suite 210
                                Dallas, TX 75254

                         NOTICE OF ACTION TO BE TAKEN BY
                                THE SHAREHOLDERS

                                 May ____, 2008

To The Shareholders of NewMarket China, Inc.

         NewMarket Technology, Inc. (the "Majority Shareholder") is the holder of Series B Super Majority Voting Preferred Stock which allows Series B shares to always vote equal to a majority of the common shares of the total issued and outstanding stock of NewMarket China, Inc., a Colorado corporation (the "Company"). The Majority Shareholder intend to adopt the following resolutions by written consent in lieu of a meeting pursuant to the Nevada Revised Statutes.

         1. Authorize the Board of Directors of the Company to cause the Company to amend its Articles of Incorporation to change the Company's name from NewMarket China, Inc. to China Crescent Enterprises, Inc.

                      Philip Rauch, Chief Financial Officer

                           ---------------------------


             WE ARE NOT ASKING YOU FOR A CONSENT OR A PROXY, AND YOU
                     ARE NOT REQUESTED TO SEND US A PROXY.

                           ---------------------------




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



                              NEWMARKET CHINA, INC.
                         14860 Montfort Drive, Suite 210
                                Dallas, TX 75254


                                 May ____, 2008


                               SHAREHOLDERS ACTION

         The Majority Shareholder submitted its consent to the shareholder resolutions described in this Information Statement on or about __________________, 2008, to be effective on or about ___________________, 2008.
As of _________________, 2008, the Majority Shareholder holds of record _______________ shares of the Company's Series B Preferred Super Majority Voting Stock allowing Series B Preferred to always vote as a majority of the common shares of the total issued and outstanding common stock of the Company. The remaining outstanding shares of common stock are held by several thousand other shareholders.

         The Majority Shareholder consists of NewMarket Technology, Inc.

         Holders of the common stock of record as of _________________, 2008 are entitled to submit their consent to the shareholder resolutions described in this Information Statement, although no shareholder consents other than that of the Majority Shareholder is required to be submitted in order for the resolution to be adopted. The Company is not soliciting consents or proxies and shareholders have no obligation to submit either of them. Whether or not shareholders submit consents should not affect their rights as shareholders or the prospects of the proposed shareholder resolutions being adopted. The Majority Shareholder has consented to all of the shareholder resolutions described in this Information Statement. Other shareholders who desire to submit their consents must do so by __________________, 2008 and once submitted will not be revocable. The affirmative vote of the holders of a majority of the outstanding common stock of the Company is required to adopt the resolutions described in this Information Statement. Nevada law does not require that the proposed transaction be approved by a majority of the disinterested shareholders. A total of _______________ shares of common stock and ___________________ Series B Super Majority Preferred Shares will be entitled to vote on the Company's proposed transactions described in this Information Statement.


                        THE COMPANY AND THE TRANSACTIONS

         The Company has its executive offices at 14860 Montfort Drive, Suite 210, Dallas, TX 75254, and its telephone number is (972) 386-3372. As described in the accompanying NOTICE OF ACTION TO BE TAKEN BY THE SHAREHOLDERS, the Company proposes to amend its Articles of Incorporation in order to change the Company's name from NewMarket China, Inc. to

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

China Crescent Enterprises, Inc. (the "Amendment").


         The name change, which has already been approved by the Board of Directors, is meant to reflect the Company's independent direction. When the Company's core operations were established in January of 2005, they were purposely designed to resemble its parent company. Now the Company has developed to a point where the similarities between the two organizations are becoming fewer, and the Company's forward-looking plans will likely broaden the difference between the two.

         The name change is intended to better position the Company in the Asian market to acquire other companies and access regional investment. The name change will be made in conjunction with operation changes also intended to better position the Chinese operation in the Asian market.

         The current name, NewMarket China, is not well suited for Asian business development. The Asian business culture usually associates a "farmer's market" in connection with the word "market." The new name will be China Crescent Enterprises. The new name was carefully selected to have significance within Chinese history and culture. China has historically lived by a lunar calendar. For example, the annual harvest season is celebrated over "moon cakes." While the country is popularly believed to be a newly emerging powerhouse, China has a long history of entrepreneurialism and innovation. With those considerations in mind, the Company considered the phases of the moon and how a phase might parallel the economic development seen in China today. After a New Moon, a Waxing Crescent emerges shedding light. The symbolism of the Waxing Crescent, and the parallels that can be drawn to the emergence of the fastest growing economy in the world, are what the Company, soon to be China Crescent Enterprises, has sought to capture in its new name.

         NewMarket China, Inc. is a technology leader in the rapidly developing Chinese market, specializing today in software engineering, high quality software development, and digital multimedia outsourcing services delivered to customers globally. At the same time, the firm is a systems integrator and value added reseller of major global hardware brands in the Chinese domestic market.

         Headquartered in Dallas with operations in Shanghai and Beijing, NewMarket China bridges the gap between Western and Eastern business cultures to assist western clients in realizing the advantages of the high quality, low cost technology products and services available from China. NewMarket China also assists Western clients in localizing products and services to realize the tremendous growth potential available by expanding into the Chinese Market.


         The Board of Directors of the Company voted unanimously to implement the Amendment. The Board of Directors believes that the Amendment better reflects the Company's current business. The Company is not expected to experience a material tax consequence as a result of the Amendment.

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




Beneficial Ownership

The following table sets forth certain information regarding the beneficial ownership of outstanding shares of Common Stock as of December 31, 2007, by (a) each person known by the Company to own beneficially 5% or more of the outstanding shares of Common Stock, (b) the Company's Directors, Chief Executive Officer and executive officers whose total compensation exceeded $100,000 for the last fiscal year, and (c) all directors and executive officers of the Company as a group.

Name and Address                             Number of                  % of
Beneficial Owner                             Shares             Outstanding(3)

NewMarket Technology, Inc.
14860 Montfort Drive, Suite 210
Dallas, TX 75254                             41,131,993(1)              59.3%

All officers and directors as a group
(4 persons)                                  0(2)                       0%

(1) Includes 250,000 shares of the Company's Series A Preferred Stock. The shares have a par value of $0.001 per share and a purchase price of $1.00 per share and bear no dividend. The shares are convertible into 60% of the issued and outstanding common stock of the Company, any time after August 31, 2007. At December 31, 2007, these shares would be convertible into 40,131,993 common shares.

(2) Messrs. John T. Verges, Philip Verges, Philip J. Rauch and Paul Danner, the officers and directors of the Company, do not own any common stock, options or warrants exercisable into the common stock of the Company on December 31, 2007. This does not include shares of the Company held by NewMarket Technology, Inc., which Messrs. P. Verges and Rauch are officers of.

(3) Based on 26,754,662 shares of common stock issued and outstanding on December 31, 2007 and assuming the exercise of 4,132,734 outstanding warrants and the conversion of the 250,000 shares of Series A Preferred Stock into 40,131,993 shares of common stock, there would be 71,019,389 shares outstanding.


         Additional information regarding the Company, its business, its stock, and its financial condition are included in the Company's Form 10-KSB annual report and its Form 10-QSB quarterly reports. Copies of the Company's Form
10-QSB for its quarter ending March 31, 2008, as well as the Company's Form 10-KSB for December 31, 2007, the 10-QSBs for quarters ending September 30, 2007, June 30, 2007, and March 31, 2008 are available upon request to: John Verges, President, NewMarket China, Inc., 14860 Montfort Drive, Suite 210, Dallas, TX 75254.


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


                 SHAREHOLDER PROPOSALS AND NOMINATING PROCEDURES

         Any proposal that a shareholder intends to present at the Company's 2008 Annual Meeting should be received at the Company's principal executive office no later than May _____, 2008. Any such proposal must comply with Rule 14c-8 of Regulation 14C of the proxy rules of the Securities and Exchange Commission. Shareholder proposals should be addressed to the Secretary of the Company.

         Nominations for directors to be elected at the 2008 Annual Meeting, other than those made by the Board of Directors, should have been submitted to the Secretary of the Company no later than May ____, 2008. The nomination should include the full name of the nominee and a description of the nominee's background in compliance with Regulation S-K of the reporting rules of the Securities and Exchange Commission.


                                  OTHER MATTERS

         The Board of Directors of the Company is not aware that any matter other than those described in this Information Statement is to be presented for the consent of the shareholders.

     UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO JOHN VERGES, PRESIDENT OF THE COMPANY, AT NEWMARKET CHINA, INC., 14860 MONTFORT DRIVE, SUITE 210, DALLAS, TEXAS, TELEPHONE (972) 386-3372. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB WILL BE PROVIDED WITHOUT CHARGE.


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